UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2014
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NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 1000 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant's telephone number, including area code: (703) 390-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

NII Holdings, Inc. (the "Company") previously disclosed that John McMahon, in addition to serving as the Company's President, Argentina and Chile Operations, would serve as Interim President, Nextel Mexico until the Company names a successor. On July 3, 2014, the Company appointed Salvador Alvarez as President, Nextel Mexico effective July 14, 2014 and Mr. McMahon voluntarily resigned from the position of Interim President, Nextel Mexico also effective on that date. Mr. Alvarez has served in a variety of leadership roles with companies in Latin America, including serving as the chief executive officer of Maxcom, a fixed line telecommunications company in Mexico, from 2009 to 2013 and chief executive officer of Corporativo Corvi, a holding company for companies engaged in the distribution of groceries and merchandise in Mexico, from 2003 to 2008.

In addition, effective July 31, 2014, Mr. McMahon will no longer serve as President, Argentina and Chile Operations and will leave the Company on that date. Upon Mr. McMahon’s departure, oversight of the Company's operations in Argentina and Chile will be directed by Gokul Hemmady, the Company’s Chief Operating Officer.

The full text of the Company's press release announcing the matters described herein is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

Dated: July 8, 2014	By: /s/ SHANA C. SMITH
Shana C. Smith
Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 8, 2014